Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-1/A (No. 333-236175) and related Prospectus of Therapix Biosciences Ltd. (the "Company") dated March 31, 2020, and to the use of our report dated May 15, 2019, with respect to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2018, included in its annual report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Haifa, Israel March 31, 2020	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global